Exhibit 5







                         April 14, 1994



Ohio Power Company
301 Cleveland Avenue, S.W.
Canton, Ohio 44702

Dear Sirs:

          With respect to the Registration Statement on Form S-3 of Ohio Power Company (the "Company") relating to the issuance and sale in one or more transactions from time to time of its Cumulative Preferred Stock (the "Preferred Stock"), we wish to advise you as follows:

          We are of the opinion that when the steps mentioned in the next paragraph have been taken, the Preferred Stock will be legally issued, fully paid and non-assessable.

          The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transactions set forth in said Registra-tion Statement;

          (2)  Appropriate action by and before The Public
               Utilities Commission of Ohio and the Securities and Exchange Commission in respect of the proposed transactions set forth in said Registration
               Statement;

          (3) Compliance with the Securities Act of 1933, as amended;

          (4) Appropriate corporate approvals and execution of one or more Certificates of Amendment to the Amended Articles of Incorporation creating the terms and provisions of the Preferred Stock and the filing of copies thereof with the Secretary of State of Ohio; and

          (5) Issuance and sale of the Preferred Stock in accordance with the governmental and corporate authorizations aforesaid.

          Insofar as this opinion relates to matters governed by laws of the State of Ohio or West Virginia, this firm has consulted, and may consult further, with local counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Preferred Stock.

          We consent to filing of this opinion as an exhibit to said Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in said Registration Statement under the caption "Legal Opinions".

                                   Very truly yours,

                                   /s/ Simpson Thacher & Bartlett

                                   SIMPSON THACHER & BARTLETT